Exhibit 10.30

CONTRIBUTION AGREEMENT

Steyn, LLC

This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of January 31, 2013 by and among the undersigned persons and entities under the heading “Contributors” on the signature page of this Agreement (each, a “Contributor” and, if more than one Contributor, collectively, “Contributors”), Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership”) and Armada Hoffler Properties, Inc., a Maryland corporation (the “REIT”).

RECITALS

WHEREAS, Contributors are the record and beneficial owner of equity interests in the amount or percentage described on Exhibit A hereto (the “Contributed Interests”) in each of the entities described in Exhibit A hereto (each, a “Contributed Entity” and collectively, the “Contributed Entities”), which are the direct or indirect owners of the respective properties or property entities described on Exhibit A hereto (each a “Property” and collectively, the “Properties”). Contributors desire to contribute the Contributed Interests to the Operating Partnership, and the Operating Partnership desires to acquire the Contributed Interests from Contributors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and other terms contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1 Contribution of Contributed Interests. Each of the Contributors irrevocably agrees to contribute, transfer and assign at Closing (as defined herein) the Contributed Interests set forth opposite such Contributor’s name on Exhibit A hereto, together with any other interests such Contributor may have in any of the Contributed Entities and any other properties or entities being acquired by the Operating Partnership as described in the Confidential Private Placement Memorandum for the Offering of Limited Partnership Interests of the Operating Partnership dated January 16, 2013 (the “PPM”), to the Operating Partnership, and the Operating Partnership agrees to accept transfer of the Contributed Interests and any such other interests pursuant to the terms and subject to the conditions set forth in this Agreement. The Contributed Interests shall be transferred to the Operating Partnership free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims, and any other matters affecting title thereto.

1.2 Consideration.

(a) Consideration Amount. The total consideration (the “Consideration”) for which Contributors agree to contribute, transfer and assign the Contributed Interests to the

Operating Partnership, and for which the Operating Partnership agrees to pay, issue or deliver to Contributors, subject to the terms of this Agreement, at Closing (as defined herein) shall be the amount set forth on Exhibit A as “Total Consideration”. The Consideration may be adjusted, upward or downward, by the amount of any adjustments arising from the Prorations (as defined herein). Any decrease to the amount of the Consideration will be deducted first from the cash portion of the Consideration, if any, and the balance will be deducted from the OP Units. Any increase in the Consideration as a result of the Prorations will be paid in cash. In addition to the Consideration set forth on Exhibit A hereto, Contributors shall be entitled to receive in cash, at Closing or shortly thereafter, Contributors’ pro rata share (based on Contributors’ direct or indirect ownership interest in each Property Entity) of any tenant improvement, leasing commission and replacement reserves held by lenders with respect to each Property in which Contributors own an interest.

(b) Election Form. The Consideration shall be payable in accordance with the election made by Contributors in the Consideration Election Form (“Election Form”) accompanying the PPM, the results of which election are set forth on Exhibit A hereto. If, pursuant to the Election Form, Contributors (A) elected all or part of Contributors’ consideration payable hereunder to be in the form of units of limited partnership interests of the Operating Partnership (“OP Units”) and (B) submitted to the Operating Partnership (x) an executed Investor Questionnaire representing and warranting to the Operating Partnership that Contributor is an “accredited investor” as defined in the Investor Questionnaire and (y) any other documentation required by the Operating Partnership, including, but not limited to, a signature page to the Partnership Agreement (as hereinafter defined), Contributors shall receive an aggregate number of OP Units equal to the dollar amounts of the Consideration payable hereunder that Contributors have elected to receive in OP Units as set forth in the duly executed Election Form (the “Unit Election Percentage”) divided by the IPO Price (as defined herein). The remainder of the Consideration, if any, will be payable in cash. Contributors agree that the cash payment shall be made and the OP Units shall be registered in the name of the persons or entities set forth on the Election Form. OP Units will only be delivered to a Contributor that has represented to the Operating Partnership that such Contributor is an “accredited investor”. No fractional OP Units will be issued and OP Units will be rounded to the nearest whole number. The Consideration payable to a Contributor, whether in cash, in OP Units or a combination thereof, may be reduced by the amount the Operating Partnership reasonably determines must be withheld for tax purposes. The rights and obligations of holders of OP Units as of the Closing will be as set forth in the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), a draft copy of which is included as an exhibit to the PPM.

1.3 OP Units. Although initially the OP Units will not be certificated, certificates, if any, subsequently evidencing the OP Units will bear appropriate legends (i) indicating that the OP Units have not been registered under the Securities Act of 1933, as amended (“Securities Act”), (ii) indicating that the Partnership Agreement will restrict the transfer of the OP Units, and (iii) describing the ownership limitations and transfer restrictions imposed by the charter of the REIT with respect to shares of the REIT’s common stock.

1.4 No Further Interest. Contributor acknowledges and agrees that effective upon the Closing, and without any further action by Contributor, the Contributed Interests shall be transferred, assigned and conveyed to the Operating Partnership, or a subsidiary thereof, and Contributor shall no longer be an equity holder of any of the Contributed Entities, shall no longer be entitled to receive any distributions from any of the Contributed Entities, and shall have no further right, title or interest in any of the Contributed Interests, the Contributed Entities or the Property Entities.

1.5 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” “purchase,” and “pay,” the parties hereto acknowledge, agree and consent that the transactions contemplated hereby will be treated for federal income tax purposes (i) in accordance with Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to any portion of the Consideration that is payable in OP Units; (ii) as an “assets over form” of transaction pursuant to Treasury Regulations Section 1.708-1(c)(3)(i); and (iii) as a sale of the Contributor’s Contributed Interests to the Operating Partnership under Treasury Regulations Section 1.708-1(c)(4) to the extent of the Contributor’s receipt of cash Consideration pursuant to Section 1.2(a).

1.6 Definitions. As used in this Agreement, the following terms have the following meanings:

“Contributor’s Percentage Interest” means, with respect to each Contributed Entity, the percentage set forth on Exhibit A hereto under the heading “Contributed Entity/Contributed Interest”, which reflects the Contributor’s percentage ownership interest in each Contributed Entity pursuant to and in accordance with the applicable Governing Agreement (as defined herein) of the Contributed Entity.

“IPO” means the underwritten initial public offering of common stock of the REIT.

“IPO Price” means the public offering price set forth on the front cover of the final prospectus for the IPO, as filed with the U.S. Securities and Exchange Commission (the “SEC”).

“Property Entity” means an entity owning a Property, as set forth on Exhibit A hereto.

“Prorations” means those proration and adjustment amounts that are customarily applied to closings of commercial real estate transactions in the county in which the Property is located, which amounts shall be calculated as of midnight (Eastern time) of the day immediately preceding the Closing Date and shall include:

(A)	Taxes. All real estate and personal property taxes and special assessments, if any, with respect to each Property shall be prorated at Closing;

(B)

Utilities. All telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other expenses relating to a Property that are obligations of the Property Entity and which are allocable to the period prior to the Closing Date shall be determined and paid, or caused to be paid, by the Property Entity or Contributed Entity before Closing, if possible, or if such is not determinable before Closing, then the Parties shall use their commercially reasonable efforts to determine and pay such amounts as promptly as possible following Closing and the Operating Partnership may withhold from any cash amount of the Consideration payable at Closing hereunder an amount of cash reasonably estimated to cover any estimated Proration for the items described in this subsection (B);

(C)	Rents. All rents, including, without limitation, base rents, operating expense payments or common area maintenance charges and all other forms of additional rents, payable under the leases of the Property and all other income from the Property shall be prorated at Closing; and

(D)	Other Items. Any other items of revenue, operating expenses or other items which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located shall be prorated at Closing.

“Representation, Warranty and Indemnity Agreement” means the Representation, Warranty and Indemnity Agreement by and among the REIT, the Operating Partnership and Daniel A. Hoffler.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations by the Operating Partnership. The Operating Partnership hereby represents and warrants to Contributors that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as defined herein):

(a) Organization and Power. The Operating Partnership is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Operating Partnership of its obligations hereunder have been duly authorized by all requisite action of the Operating Partnership and require no further action or approval of the Operating Partnership’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Operating Partnership.

(b) OP Units Validly Issued. The OP Units, when issued in accordance with the terms of this Agreement and the Partnership Agreement, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid, without any obligation to restore capital, except as required by the Virginia Revised Uniform Limited Partnership Act (the “Limited Partnership Act”).

2.2 Representations by Contributors. Each Contributor hereby represents and warrants to the Operating Partnership that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) Organization and Power; Due Authorization. Contributor, if an entity or trust, is duly incorporated, formed or organized, validly existing, and in good standing under the laws of its state of incorporation, formation or organization. Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor’s members, partners, stockholders, managers, board of directors, trustees or of any other individuals or entities, as applicable, in order to constitute this Agreement as a binding and enforceable obligation of Contributor. No person has any community property rights, by virtue of marriage or otherwise, with respect to the Contributed Interests. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Contributor, each enforceable against Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any charter, bylaws, limited liability company agreement, partnership agreement, declaration of trust, mortgage indenture, lien agreement, note, contract, agreement, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to any Contributed Interests, any Contributed Entity or any Property Entity.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (1) in any manner raises any question affecting the validity or enforceability of this Agreement, (2) could materially and adversely affect the business, financial position, or results of operations of Contributor, any Contributed Entity, Property Entity or Property, (3) could adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (4) could create a lien on the Contributed Interests, any part thereof, or any interest therein, or (5) could adversely affect the Contributed Interests, any part thereof, or any interest therein.

(d) Good Title. Exhibit A accurately sets forth each Contributor’s Percentage Interest. Contributor is the sole record and beneficial owner of the Contributed Interests and has full power and authority to convey the Contributed Interests pursuant to the terms of this Agreement. Contributor has good and marketable title to the Contributed Interests. Except as set forth on Schedule 2.1(d), the Contributed Interests are free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims or any other matters affecting title thereto and at the Closing will be contributed to the Operating Partnership free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims or other matters affecting title thereto. No other person or entity has an option to purchase or a right of first refusal to purchase the Contributed Interests nor are there any agreements or understandings with respect to the voting, ownership or disposition of the Contributed Interests that could adversely affect Contributor’s ability to perform its obligations hereunder or the Operating Partnership’s rights to the Contributed Interests following the Closing.

(e) Contributed Interests. There are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Contributed Interests or any equity interest in any Contributed Entity that will be in effect as of the Closing.

(f) No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement or the transactions contemplated hereby by Contributor has been obtained or will be obtained on or before the Closing Date. Each consent or approval required under any Governing Agreement (as defined herein), contract or agreement of any Contributed Entity, or among the partners, members or stockholders of any Contributed Entity to which Contributor is a party, relating to indebtedness or otherwise, necessary for the execution, delivery and performance of this Agreement and the contribution, acquisition and transfer of the Contributed Interests has been obtained or will be obtained on or before the Closing Date.

(g) Actions Prior to Closing. From the date hereof until the Closing Date, Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Interests or the Operating Partnership’s ownership thereof, or any material adverse effect on the assets, business, condition (financial or otherwise), results or operation of any Property or any Contributed Entity or Property Entity after the Closing Date or (2) cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

(h) Governing Documents. Contributor has performed all of its obligations under the Limited Partnership Agreement, Limited Liability Company Agreement, Operating Agreement, Charter and Bylaws, as such may have been amended from time to time, as applicable, of each Contributed Entity in which it owns an interest, (each a “Governing Agreement” and collectively, the “Governing Agreements”).

(i) Securities Law Matters.

(1) In deciding to engage in the transaction contemplated by this Agreement, including, if applicable, acquiring OP Units, neither Contributor nor any equity holder thereof is relying upon any representations made to it by the Operating Partnership, or any of its partners, officers, employees, or agents that are not contained herein. Contributor is aware of the risks involved in investing in the OP Units and in the securities issuable upon redemption of such OP Units. Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Agreement and the PPM and related materials, including the Partnership Agreement. Contributor has received the PPM and related materials, including the Partnership Agreement, has reviewed all documents and has had an opportunity to ask questions of, and to receive answers from, the Operating Partnership and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of an investment in the OP Units and the financial condition, affairs, and business of the Operating Partnership and the REIT. Contributor confirms that all documents, records, and information pertaining to its investment in OP Units that have been requested by Contributor have been made available or delivered to Contributor prior to the date hereof.

(2) Contributor understands and acknowledges that (i) certain of the information contained in the PPM is incomplete or may be revised, amended or supplemented in the registration statement to be filed by the REIT with the SEC in connection with the IPO and (ii) the financial information included in the PPM has not been audited, but will be audited prior to the REIT’s filing of the registration statement with the SEC, and such information could change upon audit, and any such changes could be material.

(3) Contributor and each equity holder thereof understands that the offer and sale of OP Units have not been registered under the Securities Act or any state securities laws and are instead being offered and sold in reliance on an exemption from such registration requirements and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein. The OP Units issuable to Contributor are being acquired by Contributor solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale.

(4) Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units.

(5) Contributor understands that no federal agency (including the SEC) or state agency has made or will make any finding or determination as to the fairness of an investment in the OP Units (including as to the value of the Consideration payable in OP Units in accordance with Section 1.2 hereof).

(6) Contributor understands that there is no established public, private or other market for the OP Units to be acquired by Contributor hereunder and it is not anticipated that there will be any public, private or other market for such OP Units in the foreseeable future.

(7) Contributor understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of OP Units.

(j) Accredited Investor. If Contributor is electing to receive OP Units as some or all of the Consideration, Contributor is an “accredited investor”, as that term is defined in Rule 501 of Regulation D under the Securities Act, and has previously provided the Operating

Partnership and the REIT with a duly executed questionnaire confirming Contributor’s accredited investor status. No event or circumstance has occurred since delivery of such questionnaire to make the statements therein false or misleading.

(k) Tax Matters. Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Contributed Interests to the Operating Partnership and the receipt of OP Units and/or cash as the Consideration therefor, (ii) its admission as a limited partner of the Operating Partnership, if applicable and (iii) any other transaction contemplated by this Agreement. Neither the Operating Partnership nor the REIT has made any representation to Contributor regarding the tax treatment of the transactions contemplated by this Agreement, and Contributor further represents and warrants that it has not relied on the Operating Partnership or the Operating Partnership’s representatives or counsel for any tax advice.

(l) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to Contributor. As used herein, “Act of Bankruptcy” means if Contributor or any equity holder, partner, manager or director thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

(m) Brokerage Commission. Contributor has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

(n) No Other Equity Interests. Except for the Contributed Interests, neither Contributor nor any of its affiliates owns, directly or indirectly, any equity interest in any partnership, limited liability company, corporation, trust or other entity owning a property being acquired by the Operating Partnership as part of the formation transactions described in the PPM and does not own any interest in any Property other than through the Contributed Interests.

ARTICLE III

INDEMNIFICATION

3.1 Survival of Representations and Warranties; Remedy for Breach.

(a) Subject to Section 3.5 hereof, all representations and warranties of Contributor contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to this Agreement shall survive the Closing.

(b) Subject to Section 3.4 hereof, following the Closing, each Contributor shall be liable under this Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by Contributor pursuant thereto.

3.2 General Indemnification.

(a) From and after the Closing Date, each Contributor shall indemnify, hold harmless and defend the Operating Partnership and the REIT, and their respective officers, directors, employees, stockholders, partners, agents and affiliates (each of which is an “Indemnified Party”), from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, interest, penalties, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of Contributor contained in this Agreement, or in any Schedule, Exhibit, certificate or affidavit delivered by Contributor pursuant thereto. In each case, Contributor shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties).

(b) Each Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties to the extent resulting from an unrelated third-party claim relating to the Contributed Interests arising from matters that occurred prior to Closing.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy that covers the matter which is the subject of the indemnification prior to seeking indemnification from Contributor until all proceeds and benefits, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by either Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.2(a) hereof up to the amount actually paid (or deemed paid) by Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by Contributor with respect to insurance coverage disputes shall constitute Losses paid by Contributor for purposes of Section 3.2(a) hereof).

3.3 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the

Indemnified Party that is subject to indemnification under this Article III, the Indemnified Party shall give notice thereof to Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to Contributor will not relieve Contributor from any liability that it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of Contributor by reason of the inability or failure of Contributor (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to Contributor, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit Contributor, at Contributor’s option and expense, to assume the defense of any such claim by counsel selected by Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a full and complete release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by Contributor. If Contributor shall not have undertaken such defense within 20 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Contributor and at Contributor’s sole cost and expense (subject to the limitations in Section 3.4 hereof).

3.4 Limitations on Indemnification Under Section 3.2(a).

(a) Contributors shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate Consideration (valuing OP Units at the IPO Price) and then only to the extent of such excess.

(b) Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of Contributor and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(c) above, and then to indemnification under this Article III, (and agree to treat any return of OP Units in satisfaction of indemnification obligations hereunder as an adjustment to the consideration delivered to Contributor pursuant to the Formation Transactions). Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or in the event of Losses relating to a third-party claim, Contributor shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, taxes relating to tax years beginning on or after Closing, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

(c) The limitations in this Section 3.4 shall not apply to any obligations of Contributor with respect to Prorations under this Agreement.

3.5 Limitation Period.

(a) Any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the fifth (5th) anniversary of the Closing.

(b) If asserted in writing on or prior to the date specified in Section 3.5(a) hereof for the applicable claim, any claims for indemnification pursuant to Section 3.2 hereof shall survive until resolved by mutual agreement between Contributor and the Indemnified Party or by arbitration or court proceeding.

3.6 Delivery of Indemnity Amounts. Indemnity payments may be made by Contributor in the form of cash or OP Units. To the extent indemnification is made through delivery by Contributor of OP Units, such OP Units shall be valued at an amount per OP Unit equal to the IPO Price. Contributor hereby authorizes the REIT, as general partner of the Operating Partnership, to take all such action as may be necessary to amend the Partnership Agreement, and any exhibits or schedules thereto, to reflect the delivery of any OP Units by Contributor to the Operating Partnership as an indemnification payment hereunder and to reflect that Contributor has no further right, title or interest with respect to any such OP Units.

ARTICLE IV

COVENANTS

4.1 Covenants of the Contributors.

(a) Satisfaction of Conditions. Each Contributor hereby covenants that Contributor shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions to Closing set forth herein, and (B) cooperate and assist in the Operating Partnership’s efforts to satisfy all of the conditions to Closing set forth herein, and agrees that the Operating Partnership shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Operating Partnership in writing.

(b) Consent to Transfers. Each Contributor hereby consents to the transfer of, and waives any rights of first refusal, right of first offer, buy-sell agreements, put, option or similar parallel or dissenter rights or similar rights afforded to Contributor under the Governing Agreements or otherwise with respect to any equity ownership interest in any Contributed Entity, Property Entity or Property or any other company or property being contributed or transferred to the Operating Partnership pursuant to a separate contribution or other agreement or as otherwise described in the PPM.

(c) No Disposition or Encumbrance of Contributed Interests. From the date hereof through the Closing, except as specifically contemplated by this Agreement, no Contributor shall, without the prior written consent of the Operating Partnership: (i) sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Interests or all or any portion of its interest in any Property Partnership or Property; or (ii) mortgage, assign, pledge or otherwise encumber in any manner the Contributed Interests.

(d) Ordinary Course of Business. From the date hereof through the Closing, and except as specifically contemplated by this Agreement, each Contributor shall, to the extent within its control, cause each Contributed Entity, subsidiary and Property Entity to conduct its business in the ordinary course of business consistent with past practice, and shall, to the extent within its control, not permit any Contributed Entity, any subsidiary or any Property Entity without the prior written consent of the Operating Partnership, to: (i) enter into any material transaction not in the ordinary course of business; (ii) mortgage, pledge or encumber any assets of the Contributed Entity, any subsidiary, any Property Entity or any Property, (iii) cause or permit any Property Entity to change the existing use of any Property; (iv) cause or take any action that would render any of the representations or warranties set forth herein untrue; (v) file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat the Contributed Entity as an association taxable as a corporation for federal income tax purposes; (vi) make or change any other tax elections; (vii) settle or compromise any claim, notice, audit report or assessment in respect of taxes; (viii) change any annual tax accounting period; (ix) adopt or change any method of tax accounting; (x) file any amended return, report or form (including an election, declaration, amendment, schedule, information return or attachment thereto) required to be filed with a governmental authority with respect to taxes (each, a “Tax Return”); (xi) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any tax; (xii) surrender of any right to claim a tax refund; (xiii) consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment; or (xiv) make any distribution to its partners or members, except for cash distributions in the ordinary course of business consistent with past practices or as permitted by this Agreement.

4.2 Tax Covenants.

(a) Each Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Contributed Interests, the Contributed Entities, their subsidiaries, the Property Entities or the Properties as the parties reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the REIT’s tax status as a REIT. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Operating Partnership shall promptly notify Contributor upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Contributed Entities, their subsidiaries, the

Property Entities or their subsidiaries or with respect to any Property and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case, which may affect the liabilities for taxes of Contributor with respect to any tax period ending before or as a result of the Closing. Each Contributor shall promptly notify the Operating Partnership in writing upon receipt by Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Contributed Entities, the Property Entities or their subsidiaries or with respect to any Property. Each of the Operating Partnership and Contributors may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date; provided, that a Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which such Contributor has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor a Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates (other than on a Contributor or any of its affiliates as a partner of the Operating Partnership) without the consent of the other party, such consent not to be unreasonably withheld. Each Contributor and the Operating Partnership shall retain all Tax Returns, schedules and work papers with respect to the Contributed Entities, the Property Entities, their subsidiaries, and the Properties, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any tax in respect of such years.

(b) The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Contributed Entities, the Property Entities or their subsidiaries and their subsidiaries that are due after the Closing Date. To the extent such returns relate to a period ending on or prior to the Closing Date, such Tax Returns (including, for the avoidance of doubt, any amended Tax Returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law.

(c) For purposes of allocating items of income, gain, loss and deduction with respect to the Property and/or the Contributed Interests in the manner required by Section 704(c) of the Code, the Operating Partnership shall employ, and shall cause any entity controlled by the Operating Partnership which holds title to the Property or the Contributed Interests to employ, the “traditional method” (without curative allocations) as set forth in Treasury Regulations section 1.704-3(b)(1).

4.3 Relationship to Contributed Entities. Contributors and the Operating Partnership acknowledge and agree that, from and after the Closing (as defined herein), Contributors shall no longer be a member, partner, stockholder or equity owner, or, if applicable, managing member or general partner, of any Contributed Entity and shall have no rights or benefits under any Governing Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO THE CLOSING

5.1 Conditions to the Operating Partnership’s Obligation. In addition to any other conditions set forth in this Agreement, the Operating Partnership’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the Operating Partnership’s obligations under this Agreement.

(a) IPO. The IPO, in such form and substance as the REIT, in its sole and absolute discretion, shall have determined to be acceptable, shall have been completed (or be completed simultaneously with the Closing).

(b) Formation Transactions. The formation transactions described in the PPM shall have occurred or be scheduled to occur contemporaneously with the Closing hereunder.

(c) Representations and Warranties. The representations and warranties made by each Contributor pursuant to this Agreement, as well as those contained in the Representation, Warranty and Indemnity Agreement, shall be true and correct as of the Closing as though such representations and warranties were made at the Closing and, if requested by the Operating Partnership, each Contributor shall have delivered a certificate to the Operating Partnership to such effect in regard to Contributor’s representations and warranties set forth in this Agreement.

(d) Performance. Each Contributor shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing, including having delivered each of the items set forth in Section 5.2 hereof.

(e) Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that restrains, prohibits or otherwise invalidates the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(f) Consents and Approvals. All necessary approvals and consents of governmental and private parties, including, without limitation, all ground lessors, tenants, other parties to service contracts, lenders and ratings agencies, partners, members or stockholders of any Contributed Entity, Property Entity or their subsidiaries, to effect the transactions contemplated by this Agreement, shall have been obtained.

(g) Reliance on Regulation D. If a Contributor has elected to receive OP Units, the Operating Partnership shall, based on the advice of its counsel and the representations made by Contributor in Contributor’s Investor Questionnaire, be reasonably satisfied that the issuance of OP Units to Contributor may be made without registration under the Securities Act in reliance on Regulation D under the Securities Act.

(h) Representation, Warranty and Indemnity Agreement. Daniel A. Hoffler and each other party thereto shall have entered into the Representation, Warranty and Indemnity Agreement.

(i) No Material Adverse Change. There shall have not occurred between the date hereof and the Closing Date any material adverse change with respect to any of the Contributed Interests or any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of any Property, any Property Entity or any Contributed Entity.

(j) Tenant and Lender Estoppels. The Operating Partnership shall have received tenant and lender estoppels in form and substance satisfactory to the Operating Partnership and its counsel.

5.2 Conditions to Contributor’s Obligation. In addition to any other conditions set forth in this Agreement, Contributor’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to Contributor’s obligations under this Agreement.

(a) Representations and Warranties. The representations and warranties made by the Operating Partnership pursuant to this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at the Closing.

(b) Performance. The Operating Partnership shall have performed and complied in all material respects with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

(c) Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

ARTICLE VI

CLOSING AND CLOSING DOCUMENTS

6.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated pursuant to this Agreement shall take place at the offices of Hunton & Williams LLP in Richmond, Virginia, or such other place as the Operating Partnership may designate, promptly following satisfaction of the conditions to Closing set forth herein (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, termination shall not relieve any party from a breach occurring prior to that date.

6.2 Contributor’s Deliveries. At the Closing, Contributors shall deliver the following to the Operating Partnership in addition to all other items required to be delivered to the Operating Partnership by Contributors:

(a) Assignment of Contributed Interests. Each Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto.

(b) Execution of Partnership Agreement. If a Contributor has elected to receive OP Units, signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached as an exhibit to the PPM) duly executed by Contributor, as limited partner.

(c) FIRPTA Certificate. An affidavit from each Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(d) Other Documents. Any other document or instrument reasonably requested by the Operating Partnership or required hereby.

6.3 Default Remedies. If a Contributor defaults in performing any of Contributor’s obligations under this Agreement, the Operating Partnership shall have all rights and remedies available to it at law or in equity resulting from Contributor’s default, including without limitation, the right to seek specific performance of this Agreement and Contributor’s obligation to convey the Contributed Interests to the Operating Partnership hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

Operating Partnership:

c/o Armada Hoffler Properties, Inc.

222 Central Park Avenue, Suite 2100,

Virginia Beach, Virginia 23462

Attention: A. Russell Kirk

Fax No.: 757-424-2513

with a copy to (which shall not constitute notice):

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219

Attention: David C. Wright

Fax No.: 804-343-4580

and

Faggert & Frieden, P.C.

222 Central Park Avenue, Suite 1300

Virginia Beach, Virginia 23462

Attention: David Y. Faggert

Fax No.: 757-424-0102

Contributors:

Steyn, L.L.C.

c/o Armada Hoffler Attn: Daniel A. Hoffler

222 Central Park Avenue, Suite 2100

Virginia Beach, Virginia 23462

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

7.2 Entire Agreement; Third-Party Beneficiaries. This Agreement, including, without limitation, the exhibits hereto and thereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules thereof.

7.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Each party may rely upon the facsimile or electronic pdf email signature of any other party as if such signature were an original signature.

7.6 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

7.7 Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

7.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.9 Waiver of Conditions. The conditions to each party’s obligations hereunder are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

7.10 Dispute Resolution. The parties intend that this Section 7.1010 will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

(a) Upon any dispute, controversy or claim arising out of or relating to this Agreement or the enforcement, breach, termination or validity thereof (“Dispute”), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) Business Days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to clause (c) below without regard to any such ten (10) Business Day negotiation period.

(b) Any Dispute (including the determination of the scope or applicability of this Agreement to arbitrate) that is not resolved pursuant to clause (a) above shall be submitted to final and binding arbitration in Virginia Beach, Virginia before one neutral and impartial arbitrator, in accordance with the laws of the Commonwealth of Virginia for agreements made in and to be performed in Virginia. The arbitration shall be administered by JAMS, Inc. (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The parties hereto shall appoint one arbitrator within fifteen (15) days of a demand for arbitration. If an arbitrator is not appointed within such 15-day period, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than sixty (60) days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

(c) Notwithstanding the parties’ agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court having jurisdiction thereof. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party’s rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(d) The prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

CONTRIBUTORS:

STEYN, L.L.C., a Virginia limited liability company

By:	/s/ Rebecca Steyn
	Name:	Rebecca Steyn
Title:

OPERATING PARTNERSHIP:

ARMADA HOFFLER, L.P., a Virginia limited partnership

By:	Armada Hoffler Properties, Inc., its general partner

	By:	/s/ Louis S. Haddad
		Name:	Louis S. Haddad
		Title:	Chief Executive Officer and President

EXHIBIT A

CONTRIBUTOR	CONTRIBUTED ENTITY/ CONTRIBUTED INTEREST	PROPERTY	PROPERTY ENTITY

Steyn, LLC	A/H Harrisonburg Regal, L.L.C. (20%)	Regal Cinemas Harrisburg, VA	A/H Harrisonburg Regal, L.L.C.

Total Consideration:	$502,000

Consideration Election:

Cash:	$0

OP Units:	$502,000

Cash payable and deliverable to:

OP Units registered in the name of:

Agreed to and accepted on January 31, 2013:

STEYN, L.L.C., a Virginia limited liability company

By:	/s/ Rebecca Steyn
Name:	Rebecca Steyn
Title:

Exhibit A-1

EXHIBIT B

Assignment

The undersigned, for good and valuable consideration paid to the Assignor by ARMADA HOFFLER, L.P., a Virginia limited partnership (“Assignee”), pursuant to the Contribution Agreement dated as of             , 2013, by and between Assignor and Assignee (the “Agreement”) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible right, title and interest to the [partnership or limited liability company interests/shares of common stock] described on Schedule A hereto, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each such [partnership/limited liability company/corporation] and the right to receive distributions of money, profits and other assets from each such partnership, presently existing or hereafter at any time arising or accruing, free and clear of all liens, encumbrances, security interests, pledges, voting agreements, prior assignments or conveyances, conditions, restrictions, claims, and any other matters affecting title thereto.

The undersigned, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof, upon the written request of Assignee, the undersigned will, without further consideration, do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged and delivered, each of and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the interests described in Schedule A hereto

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this      day of             , 2013.

, a

By:
Name:
Title:

Exhibit B-1